EXHIBIT 5.15
[Letterhead of Freshfields]
To: the parties set out in Schedule 5 (Addressees)
8 June 2012
Dear Sirs
Closure Systems International (Hong Kong) Limited (CSI HK), SIG Combibloc Limited (SIG Combibloc) and Evergreen Packaging (Hong Kong) Limited (EPL and, together with CSI HK and SIG Combibloc, the Companies and each a Company)
Introduction
1. We have acted as Hong Kong law advisers to Reynolds Group Holdings Inc. and the Companies in relation to the Companies entering into the following documents:
(a)	Fifth Supplemental Indenture to the 7.75% Senior Secured Notes due 2016 Indenture, dated as of 25 February 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A., Closure Systems International (Hong Kong) Limited and SIG Combibloc Limited, as additional guarantors and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent;
(b)	Eighth Supplemental Indenture to the 7.75% Senior Secured Notes due 2016 Indenture, dated as of 4 May 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A., certain additional note guarantors listed thereto, including Evergreen Packaging (Hong Kong) Limited and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent;
(c)	8.50% Senior Notes due 2018 Indenture, dated as of 4 May 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., certain additional note guarantors listed thereto including, Closure Systems International (Hong Kong) Limited, SIG Combibloc Limited and Evergreen Packaging (Hong Kong) Limited, The Bank of New York Mellon as trustee, principal paying agent, transfer agent, registrar and transfer agent and The Bank of New York Mellon, London Branch, as paying agent;
(d)	First Senior Secured Notes Supplemental Indenture to the 7.125% Senior Secured Notes due 2019 Indenture, dated as of 16 November 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A., certain additional note guarantors listed thereto including, Closure Systems International (Hong Kong) Limited, SIG Combibloc Limited and Evergreen Packaging (Hong Kong) Limited, and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent;
(e)	First Senior Notes Supplemental Indenture to the 9.000% Senior Notes due 2019 Indenture, dated as of 16 November 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A., certain additional note guarantors listed thereto including, Closure Systems International (Hong Kong) Limited, SIG Combibloc Limited and Evergreen Packaging (Hong Kong) Limited, and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent;
(f)	6.875% Senior Secured Notes due 2021 Indenture, dated as of 1 February 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., certain additional note guarantors listed thereto including, Closure Systems International (Hong Kong) Limited, SIG Combibloc Limited and Evergreen Packaging (Hong Kong) Limited, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, collateral agent and registrar, Wilmington Trust (London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent;
(g)	8.250% Senior Notes due 2021 Indenture, dated as of 1 February 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., certain additional note guarantors listed thereto including, Closure Systems International (Hong Kong) Limited, SIG Combibloc Limited and Evergreen Packaging (Hong Kong) Limited, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar and The Bank of New York Mellon, London Branch, as paying agent;
(h)	First Senior Secured Notes Supplemental Indenture to the 7.875% Senior Secured Notes due 2019 Indenture, dated as of 8 September 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A., certain additional note guarantors listed thereto including, Closure Systems International (Hong Kong) Limited, SIG Combibloc Limited and Evergreen Packaging (Hong Kong) Limited, and The Bank of New York

Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent; and
(i)	First Senior Notes Supplemental Indenture to the 9.875% Senior Notes due 2019 Indenture (originally issued on 9 August 2011), dated as of 8 September 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A., the German Companies, certain additional note guarantors listed thereto including, Closure Systems International (Hong Kong) Limited, SIG Combibloc Limited and Evergreen Packaging (Hong Kong) Limited, and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent,
(each a Document and together the Documents and entry into the Documents to which they are party by the Companies is referred to herein as the Transaction).
We have been asked to provide an opinion in relation to an F-4 registration statement to be filed with the United States Securities and Exchange Commission (the Filing) by a certain company in the same corporate group as the Companies.
Documents Reviewed
2. In giving this opinion, we have examined originals or copies of the Documents and such other documents (including the Officer’s Certificates listed in Schedule 3), corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, and we have relied upon the statements as to factual matters contained in or made pursuant to each of the Documents.
3. We have not made any searches or enquiries for the purposes of giving this opinion other than (i) those specified in Part A of Schedule 4 hereto and (ii) those listed as the Original Company Searches and the Original Official Receiver Searches specified in Part B of Schedule 4 hereto in respect of each of our opinions as to Hong Kong law dated 25 February 2010 in relation to CSI HK and SIG Combibloc; dated 4 May 2010 in relation to EPL; dated 4 May 2010 in relation to CSI HK and SIG Combibloc; dated 16 November 2010 in relation to all the Companies, dated 1 February 2011 in relation to all the Companies, dated 8 September 2011 in relation to all the Companies and dated 15 March 2012 in relation to all the Companies.
Nature of Opinion, and Observations
4.	(a) This opinion is confined to matters of the laws (including case law) of the Hong Kong Special Administrative Region of the People’s Republic of China (Hong Kong or the HKSAR) as at the date of this opinion, and is governed by and shall be construed in accordance with Hong Kong law. We express no opinion with regard to any system of law other than the laws of Hong Kong as currently applied by the Hong Kong courts.

(b)	By giving this opinion, we do not assume any obligation to notify you of future changes in law which may affect the opinions expressed in this opinion, or otherwise to update this opinion in any respect.
(c)	We should also like to make the following observations:
(i)	Factual Statements: we have not been responsible for verifying whether statements of fact (including foreign law), opinion or intention in the Documents or any related documents are accurate, complete or reasonable;

(ii)	Enforceability: we express no opinion on whether the obligations of any Company under the Documents are enforceable against it in the Hong Kong courts or otherwise; and

(iii)	Basic Law: on 1 July 1997, Hong Kong became the Hong Kong Special Administrative Region of the People’s Republic of China. On 4 April 1990, the National People’s Congress of the People’s Republic of China (the NPC) adopted the Basic Law of the HKSAR (the Basic Law). Under Article 8 of the Basic Law, the laws of Hong Kong in force at 30 June 1997 (that is, the common law, rules of equity, ordinances, subordinate legislation and customary law) shall be maintained, except for any that contravene the Basic Law and subject to any amendment by the legislature of the HKSAR. Under Article 160 of the Basic Law, the laws of Hong Kong in force at 30 June 1997 are to be adopted as laws of the HKSAR unless they are declared by the Standing Committee of the NPC (the Standing Committee) to be in contravention of the Basic Law and, if any laws are later discovered to be in contravention of the Basic Law, they shall be amended or cease to have force in accordance with the procedures prescribed by the Basic Law.

On 23 February 1997, the Standing Committee adopted a decision (the Decision) on the treatment of laws previously in force in Hong Kong. Under paragraph 1 of the Decision (as defined above), the Standing Committee decided that the “laws previously in force in Hong Kong, which include the common law, the rules of equity, ordinances, subsidiary legislation and customary law, except for those which contravene the Basic Law, are to be adopted as the laws of the Hong Kong Special Administrative Region”. Under paragraph 2 of the Decision, the Standing Committee decided that the ordinances and subsidiary legislation set out in Annex 1 to the Decision “which are in contravention of the Basic Law” are not to be adopted as the laws of the HKSAR. One of the ordinances set out in that Annex is the Application of English Law Ordinance (Chapter 88 of the Laws of Hong Kong) (the English Law Ordinance). The English Law Ordinance applied the common law and rules of equity of England to Hong Kong. We have assumed in giving this opinion that the effect of paragraph 2 of the Decision, insofar as it relates to the English Law

Ordinance, was to repeal the English Law Ordinance prospectively and that the common law and rules of equity of England which applied in Hong Kong on 30 June 1997 continue to apply, subject to their subsequent independent development which will rest primarily with the courts of the HKSAR which are empowered by the Basic Law to refer to precedents of other common law jurisdictions when adjudicating cases. The judgement of the Court of Appeal of the High Court in HKSAR v Ma Wai Kwan David and Others, Res No. 1 of 1997 supports this assumption that the common law and rules of equity of England which applied to Hong Kong on 30 June 1997 continue to apply to the HKSAR.
Opinion
5. On the basis stated in paragraphs 2 — 4 above and subject to the assumptions in Schedule 1 (Assumptions) and the qualifications in Schedule 2 (Qualifications) and any matters not disclosed to us, and having regard to such considerations of Hong Kong law in force as at the date of this opinion as we consider relevant, we are of the opinion that:
(a)	Corporate Existence: each Company has been duly incorporated with limited liability and registered as a private company limited by shares in Hong Kong. In addition, we note that:
(i)	the Company Searches as defined in Part A of Schedule 4 hereto revealed no orders or resolutions for the winding up of any Company and no notice of appointment in respect of any Company of a liquidator, receiver or receiver and manager; and

(ii)	the Official Receiver Searches as defined in Part A of Schedule 4 hereto revealed that no petitions for the winding up of any Company have been presented;
(b)	Corporate Power: each Company had, as at the date of execution thereof, the requisite corporate capacity to enter into the Documents to which it is a party and to perform its obligations thereunder;
(c)	Corporate Authorisation: the execution and delivery of the Documents to which each Company is party were, as at such date, duly authorised by all necessary corporate action on the part of such Company; and
(d)	Due Execution: the Documents to which each Company is party were duly executed by such Company, which execution did not result in any violation by such Company of any term of its Memorandum or Articles of Association.
Benefit of Opinion, Reliance and Consent
6.	(a) This opinion is addressed to you in relation to the Transaction and the Filing.

(b)	As set out in paragraph (a), we understand that you will rely as to matters of Hong Kong law, as applicable, upon this opinion in connection with the matters set forth herein. In addition, we understand that Debevoise & Plimpton LLP (Debevoise) will rely as to matters of Hong Kong law, as applicable, upon this opinion in connection with an opinion to be rendered by it on the date hereof relating to the Companies. In connection with the foregoing, we hereby consent to your and Debevoise’s relying as to matters of Hong Kong law, as applicable, upon this opinion.

(c)	We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of the Securities” in the prospectus contained therein. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.
Yours faithfully
/s/ Freshfields Bruckhaus Deringer

SCHEDULE 1
ASSUMPTIONS
In considering the Documents and in rendering this opinion, we have (with your consent and without any further enquiry) assumed:
(a)	Authenticity: the genuineness of all signatures, stamps and seals on, and the authenticity, accuracy and completeness of, all documents submitted to us whether as originals or copies;
(b)	Copies: the conformity to originals of all documents supplied to us as photocopies, portable document format (PDF) copies, facsimile copies or e-mail conformed copies;
(c)	Officer’s Certificates: that each of the statements contained in each of the Officer’s Certificates listed in paragraphs (a) to (n) of Schedule 3 was true and accurate as at the date of execution of the Documents in respect of which they were delivered;
(d)	Powers of Attorney: that each Power of Attorney specified in Schedule 6 was in full force and effect as at the date of each Document which was executed pursuant to such Power of Attorney;
(e)	No Escrow: that the Documents have been delivered by the parties thereto and are not subject to any escrow or other similar arrangement;
(f)	Bad Faith: that there has been no bad faith, or intention to use fraud, undue influence, coercion or duress on the part of any party to the Documents, or their respective directors, employees or agents;
(g)	Filings under Other Laws: that all consents, approvals, notices, filings, publications, recordations, notarisations and registrations which are necessary under any applicable laws or regulations (other than, to the extent applicable and relevant, the laws of Hong Kong) in order to permit the execution, delivery or performance of the Documents or to protect or preserve any of the interests created by the Documents have been or will be given, made, obtained or observed within the period permitted by such laws or regulations;
(h)	Searches: that the information revealed by each Search: (i) was accurate in all respects and has not since the time of such Search been altered or added to; and (ii) was complete, and included all relevant information which had been properly submitted for registration of filing on the relevant public files or records;
(i)	Financial Assistance: that the execution and performance of the Documents by the Companies was not or is not (as applicable) in contravention of Section 47A (Prohibition of Financial Assistance) of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) (or any successor provision); broadly

Section 47A would be breached if any of the monies borrowed pursuant to the Documents were used to finance (or to refinance any indebtedness used to finance) any acquisition of shares in the Companies or any of its Hong Kong incorporated holding companies; and
(j)	Secondary Legislation: that all secondary legislation relevant to this opinion is (or was at the relevant time) valid, effective and enacted within the scope of the powers of the relevant rule-making authorities.

SCHEDULE 2
QUALIFICATIONS
Our opinion is subject to the following qualifications:
(a)	Company Searches: the Company Searches are not capable of revealing conclusively whether or not:
(i)	a winding-up order has been made or a resolution passed for the winding-up of a company; or

(ii)	a receiver, receiver and manager, or liquidator has been appointed; or

(iii)	amendments have been made to the memorandum and articles of association of a company, since notice of these matters may not be filed with the Companies Registry of Hong Kong immediately and, when filed, may not be entered on the public database or recorded on the public microfiches of the relevant company immediately. In addition, the Company Searches are not capable of revealing, prior to the making of the relevant order, whether or not a winding-up petition has been presented;
(b)	Official Receiver Searches: the Official Receiver Searches relate only to a compulsory winding-up and are not capable of revealing conclusively whether or not a winding-up petition in respect of a compulsory winding-up has been presented, since details of the petition may not have been entered on the records of the Official Receiver’s Office or the High Court of Hong Kong (as appropriate) immediately;
(c)	Insolvency: this opinion is subject to all applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation or analogous circumstances and other similar laws of general application relating to or affecting generally the enforcement of creditor’s rights and remedies from time to time; and
(d)	Directors’ Fiduciary Duties: an agreement may be voidable if a director was in breach of his or her fiduciary duties in authorising the execution thereof.

SCHEDULE 3
OFFICER’S CERTIFICATES
(a)	a copy of a certificate of a director of CSI HK dated 25 February 2010 (the CSI HK 25 February 2010 Officer’s Certificate) attaching certified copies of:
(i)	the Certificate of Incorporation and Certificate of Incorporation on Change of Name of CSI HK;

(ii)	the Memorandum and Articles of Association of CSI HK (the CSI HK 25 February 2010 Constitutional Documents);

(iii)	the written resolutions of all the directors of CSI HK dated 11 February 2010 (the CSI HK 11 February 2010 Board Resolutions); and

(iv)	the written shareholder’s resolutions of CSI HK dated 12 February 2010 (the CSI HK 12 February 2010 Shareholder Resolutions),
and certifying as to various corporate matters; and
(b)	a copy of a certificate of a director of CSI HK dated 4 May 2010 (the CSI HK 4 May 2010 Officer’s Certificate) attaching certified copies of:
(i)	the Certificate of Incorporation and Certificate of Incorporation on Change of Name of CSI HK;

(ii)	the Memorandum and Articles of Association of CSI HK (the CSI HK 4 May 2010 Constitutional Documents);

(iii)	the written resolutions of all the directors of CSI HK dated 23 April 2010 (the CSI HK 23 April 2010 Board Resolutions); and

(iv)	the written shareholder’s resolutions of CSI HK dated 23 April 2010 (the CSI HK 23 April 2010 Shareholder Resolutions),
and certifying as to various corporate matters; and
(c)	a copy of a certificate of a director of CSI HK dated 16 November 2010 (the CSI HK 16 November 2010 Officer’s Certificate) attaching certified copies of:
(i)	the Certificate of Incorporation and Certificate of Incorporation on Change of Name of CSI HK;

(ii)	the Memorandum and Articles of Association of CSI HK (the CSI HK 16 November 2010 Constitutional Documents);

(iii)	the written resolutions of all the directors of CSI HK dated 20 September 2010 (the CSI HK 20 September 2010 Board Resolutions)

and the written resolutions of all the directors of CSI HK dated 1 October 2010 (the CSI HK 1 October 2010 Board Resolutions); and

(iv)	the written shareholder’s resolutions of CSI HK dated 22 September 2010 (the CSI HK 22 September 2010 Shareholder Resolutions) and the written shareholder’s resolutions of CSI HK dated 5 October 2010 (the CSI HK 5 October 2010 Shareholder Resolutions),
and certifying as to various corporate matters; and
(d)	a copy of a certificate of a director of CSI HK dated 1 February 2011 (the CSI HK 1 February 2011 Officer’s Certificate) attaching certified copies of:
(i)	the Certificate of Incorporation and Certificate of Incorporation on Change of Name of CSI HK;

(ii)	the Memorandum and Articles of Association of CSI HK (the CSI HK 1 February 2011 Constitutional Documents);

(iii)	the written resolutions of all the directors of CSI HK dated 14 January 2011 (the CSI HK 14 January 2011 Board Resolutions) and the written resolutions of all the directors of CSI HK dated 25 January 2011 (the CSI HK 25 January 2011 Board Resolutions); and

(iv)	the written shareholder’s resolutions of CSI HK dated 25 January 2011 (the CSI HK 25 January 2011 Shareholder Resolutions) and the written shareholder’s resolutions of CSI HK dated 25 January 2011 (the CSI HK Supplemental 25 January 2011 Shareholder Resolutions),
and certifying as to various corporate matters; and
(e)	a copy of a certificate of a director of CSI HK dated 8 September 2011 (the CSI HK 8 September 2011 Officer’s Certificate and, together with the CSI HK 25 February 2010 Officer’s Certificate, the CSI 4 May 2010 Officer’s Certificate, the CSI 16 November 2010 Officer’s Certificate and the CSI HK 1 February 2011 Officer’s Certificate, the CSI HK Officer’s Certificates) attaching certified copies of:
(i)	the Certificate of Incorporation and Certificate of Incorporation on Change of Name of CSI HK;

(ii)	the Memorandum and Articles of Association of CSI HK (the CSI HK 8 September 2011 Constitutional Documents and, together with the CSI HK 25 February 2010 Constitutional Documents, the CSI HK 4 May 2010 Constitutional Documents, the CSI HK 16 November 2010 Constitutional Documents and the CSI HK 1 February 2011 Constitutional Documents, the CSI HK Constitutional Documents);

(iii)	the written resolutions of all the directors of CSI HK dated 19 July 2011 (the CSI HK 19 July 2011 Board Resolutions and, together with the CSI HK 11 February 2010 Board Resolutions, the CSI HK 23 April 2010 Board Resolutions, the CSI HK 20 September 2010 Board Resolutions, the CSI HK 1 October 2010 Board Resolutions, the CSI HK 14 January 2011 Board Resolutions and the CSI HK 25 January 2011 Board Resolutions, the CSI HK Board Resolutions); and

(iv)	the written shareholder’s resolutions of CSI HK dated 20 July 2011 (the CSI HK 20 July 2011 Shareholder Resolutions and, together with the CSI HK 12 February 2010 Shareholder Resolutions, the CSI HK 23 April 2010 Shareholder Resolutions, the CSI HK 22 September 2010 Shareholder Resolutions, the CSI HK 5 October 2010 Shareholder Resolutions, the CSI HK 25 January 2011 Shareholder Resolutions and the CSI HK Supplemental 25 January 2011 Shareholder Resolutions, the CSI HK Shareholder Resolutions),
and certifying as to various corporate matters; and
(f)	a copy of a certificate of a director of SIG Combibloc dated 25 February 2010 (the SIG Combibloc 25 February 2010 Officer’s Certificate) attaching certified copies of:
(i)	the Certificate of Incorporation of SIG Combibloc;

(ii)	the Memorandum and Articles of Association of SIG Combibloc (the SIG Combibloc 25 February 2010 Constitutional Documents);

(iii)	the written resolutions of all the directors of SIG Combibloc dated 12 February 2010 (the SIG Combibloc 12 February 2010 Board Resolutions); and

(iv)	the written shareholder’s resolutions of SIG Combibloc dated 23 February 2010 (the SIG Combibloc 23 February 2010 Shareholder Resolutions),
and certifying as to various corporate matters; and
(g)	a copy of a certificate of a director of SIG Combibloc dated 4 May 2010 (the SIG Combibloc 4 May 2010 Officer’s Certificate) attaching certified copies of:
(i)	the Certificate of Incorporation of SIG Combibloc;

(ii)	the Memorandum and Articles of Association of SIG Combibloc (the SIG Combibloc 4 May 2010 Constitutional Documents);

(iii)	the written resolutions of all the directors of SIG Combibloc dated 23 April 2010 (the SIG Combibloc 23 April 2010 Board Resolutions); and

(iv)	the written shareholder’s resolutions of SIG Combibloc dated 26 April 2010 (the SIG Combibloc 26 April 2010 Shareholder Resolutions),
and certifying as to various corporate matters; and
(h)	a copy of a certificate of a director of SIG Combibloc dated 16 November 2010 (the SIG Combibloc 16 November 2010 Officer’s Certificate) attaching certified copies of:
(i)	the Certificate of Incorporation of SIG Combibloc;

(ii)	the Memorandum and Articles of Association of SIG Combibloc (the SIG Combibloc 16 November 2010 Constitutional Documents);

(iii)	the written resolutions of all the directors of SIG Combibloc dated 17 September 2010 (the SIG Combibloc 17 September 2010 Board Resolutions) and the written resolutions of all the directors of SIG Combibloc dated 4 October 2010 (the SIG Combibloc 4 October 2010 Board Resolutions); and

(iv)	the written shareholder’s resolutions of SIG Combibloc dated 22 September 2010 (the SIG Combibloc 22 September 2010 Shareholder Resolutions) and the written shareholder’s resolutions of SIG Combibloc dated 4 October 2010 (the SIG Combibloc 4 October 2010 Shareholder Resolutions),
and certifying as to various corporate matters; and
(i)	a copy of a certificate of a director of SIG Combibloc dated 1 February 2011 (the SIG Combibloc 1 February 2011 Officer’s Certificate) attaching certified copies of:
(i)	the Certificate of Incorporation of SIG Combibloc;

(ii)	the Memorandum and Articles of Association of SIG Combibloc (the SIG Combibloc 1 February 2011 Constitutional Documents);

(iii)	the written resolutions of all the directors of SIG Combibloc dated 24 January 2011 (the SIG Combibloc 24 January 2011 Board Resolutions); and

(iv)	the written shareholder’s resolutions of SIG Combibloc dated 25 January 2011 (the SIG Combibloc 25 January 2011 Shareholder Resolutions),
and certifying as to various corporate matters; and
(j)	a copy of a certificate of a director of SIG Combibloc dated 8 September 2011 (the SIG Combibloc 8 September 2011 Officer’s Certificate and, together with the SIG Combibloc 25 February 2010 Officer’s Certificate, the SIG Combibloc 4 May 2010 Officer’s Certificate, the SIG Combibloc 16

November 2010 Officer’s Certificate and the Combibloc 1 February 2011 Officer’s Certificate, the SIG Combibloc Officer’s Certificates) attaching certified copies of:
(i)	the Certificate of Incorporation of SIG Combibloc;

(ii)	the Memorandum and Articles of Association of SIG Combibloc (the SIG Combibloc 8 September 2011 Constitutional Documents and, together with the SIG Combibloc 25 February 2010 Constitutional Documents, the SIG Combibloc 4 May 2010 Constitutional Documents, the SIG Combibloc 16 November 2010 Constitutional Documents and the SIG Combibloc 1 February 2011 Constitutional Documents, the SIG Combibloc Constitutional Documents);

(iii)	the written resolutions of all the directors of SIG Combibloc dated 19 July 2011 (the SIG Combibloc 19 July 2011 Board Resolutions and, together with the SIG Combibloc 12 February 2010 Board Resolutions, the SIG Combibloc 23 April 2010 Board Resolutions, the SIG Comibloc 17 September 2010 Board Resolutions, the SIG Comibloc 4 October 2010 Board Resolutions and the SIG Combibloc 24 January 2011 Board Resolutions, the SIG Combibloc Board Resolutions); and

(iv)	the written shareholder’s resolutions of SIG Combibloc dated 20 July 2011 (the SIG Combibloc 20 July 2011 Shareholder Resolutions and, together with the SIG Combibloc 23 February 2010 Shareholder Resolutions, the SIG Combibloc 26 April 2010 Shareholder Resolutions, the SIG Combibloc 22 September 2010 Shareholder Resolutions, the SIG Combibloc 4 October 2010 Shareholder Resolutions and the SIG Combibloc 25 January 2011 Shareholder Resolutions, the SIG Combibloc Shareholder Resolutions),
and certifying as to various corporate matters; and
(k)	a copy of a certificate of a director of EPL dated 4 May 2010 (the EPL 4 May 2010 Officer’s Certificate) attaching certified copies of:
(i)	the Certificate of Incorporation and Certificate of Incorporation on Change of Name of EPL;

(ii)	the Memorandum and Articles of Association of EPL (the EPL 4 May 2010 Constitutional Documents);

(iii)	the written resolutions of all the directors of EPL dated 24 April 2010 (the EPL 24 April 2010 Board Resolutions); and

(iv)	the written shareholder’s resolutions of EPL dated 26 April 2010 (the EPL 26 April 2010 Shareholder Resolutions),
and certifying as to various corporate matters; and

(l)	a copy of a certificate of a director of EPL dated 16 November 2010 (the EPL 16 November 2010 Officer’s Certificate) attaching certified copies of:
(i)	the Certificate of Incorporation of EPL;

(ii)	the Memorandum and Articles of Association of EPL (the EPL 16 November 2010 Constitutional Documents);

(iii)	the written resolutions of all the directors of EPL dated 21 September 2010 (the EPL 21 September 2010 Board Resolutions) and the written resolutions of all the directors of EPL dated 4 October 2010 (the EPL 4 October 2010 Board Resolutions); and

(iv)	the written shareholder’s resolutions of EPL dated 22 September 2010 (the EPL 22 September 2010 Shareholder Resolutions) and the written shareholder’s resolutions of EPL dated 5 October 2010 (the EPL 5 October 2010 Shareholder Resolutions),
and certifying as to various corporate matters; and
(m)	a copy of a certificate of a director of EPL dated 1 February 2011 (the EPL 1 February 2011 Officer’s Certificate) attaching certified copies of:
(i)	the Certificate of Incorporation of EPL;

(ii)	the Memorandum and Articles of Association of EPL (the EPL 1 February 2011 Constitutional Documents);

(iii)	the written resolutions of all the directors of EPL dated 24 January 2011 (the EPL 24 January 2011 Board Resolutions); and

(iv)	the written shareholder’s resolutions of EPL dated 25 January 2011 (the EPL 25 January 2011 Shareholder Resolutions),
and certifying as to various corporate matters; and
(n)	a copy of a certificate of a director of EPL dated 8 September 2011 (the EPL 8 September 2011 Officer’s Certificate and, together with the EPL 4 May 2010 Officer’s Certificate, the EPL 16 November 2010 Officer’s Certificate and the EPL 1 February 2011 Officer’s Certificate, the EPL Officer’s Certificates) attaching certified copies of:
(i)	the Certificate of Incorporation of EPL;

(ii)	the Memorandum and Articles of Association of EPL (the EPL 8 September 2011 Constitutional Documents and, together with the EPL 4 May 2010 Constitutional Documents, the EPL 16 November 2010 Constitutional Documents and the EPL 1 February 2011 Constitutional Documents, the EPL Constitutional Documents);

(iii)	the written resolutions of all the directors of EPL dated 19 July 2011 (the EPL 19 July 2011 Board Resolutions and, together with the EPL 24 April 2010 Board Resolutions, the EPL 21 September 2010 Board Resolutions, the EPL 4 October 2010 Board Resolutions and the EPL 24 January 2011 Board Resolutions, the EPL Board Resolutions); and

(iv)	the written shareholder’s resolutions of EPL dated 20 July 2011 (the EPL 20 July 2011 Shareholder Resolutions and, together with the EPL 26 April 2010 Shareholder Resolutions, the EPL 22 September 2010 Shareholder Resolutions, the EPL 5 October 2010 Shareholder Resolutions and the EPL 25 January 2011 Shareholder Resolutions, the EPL Shareholder Resolutions),
and certifying as to various corporate matters,
the CSI HK Officer’s Certificates, the SIG Combibloc Officer’s Certificates and the EPL Officer’s Certificates together the Officer’s Certificates.

SCHEDULE 4
Part A
COMPANY SEARCHES AND OFFICIAL RECEIVER SEARCHES
(a)	the results of a search made on 8 June 2012 (carried out by us or on our behalf) in respect of all public documents of CSI HK maintained at the Companies Registry of Hong Kong (the CSI HK Company Search);
(b)	the results of a search made on 8 June 2012 (carried out by us or on our behalf) in respect of all public documents of SIG Combibloc maintained at the Companies Registry of Hong Kong (the SIG Combibloc Company Search);
(c)	the results of a search made on 8 June 2012 (carried out by us or on our behalf) in respect of all public documents of EPL maintained at the Companies Registry of Hong Kong (the EPL Company Search and, together with the CSI HK Company Search and the SIG Combibloc Company Search, the Company Searches);
(d)	the results of a search made on 8 June 2012 (carried out by us or on our behalf) in respect of all public documents of CSI HK maintained at the Official Receiver’s Office in Hong Kong (the CSI HK Official Receiver Search);
(e)	the results of a search made on 8 June 2012 (carried out by us or on our behalf) in respect of all public documents of SIG Combibloc maintained at the Official Receiver’s Office in Hong Kong (the SIG Combibloc Official Receiver Search); and
(f)	the results of a search made on 8 June 2012 (carried out by us or on our behalf) in respect of all public documents of EPL maintained at the Official Receiver’s Office in Hong Kong (the EPL Official Receiver Search and, together with the CSI HK Official Receiver Search, and the SIG Combibloc Official Receiver Search, the Official Receiver Searches).
Part B
ORIGINAL COMPANY SEARCHES AND ORIGINAL OFFICIAL
RECEIVER SEARCHES
(a)	the results of a search made on 25 February 2010 (carried out by us or on our behalf) in respect of all public documents of CSI HK maintained at the Companies Registry of Hong Kong (the CSI HK 25 February 2010 Company Search);

(b)	the results of a search made on 25 February 2010 (carried out by us or on our behalf) in respect of all public documents of SIG Combibloc maintained at the Companies Registry of Hong Kong (the SIG Combibloc 25 February 2010 Company Search);
(c)	the results of a search made on 4 May 2010 (carried out by us or on our behalf) in respect of all public documents of CSI HK maintained at the Companies Registry of Hong Kong (the CSI HK 4 May 2010 Company Search);
(d)	the results of a search made on 4 May 2010 (carried out by us or on our behalf) in respect of all public documents of SIG Combibloc maintained at the Companies Registry of Hong Kong (the SIG Combibloc 4 May 2010 Company Search);
(e)	the results of a search made on 4 May 2010 (carried out by us or on our behalf) in respect of all public documents of EPL maintained at the Companies Registry of Hong Kong (the EPL 4 May 2010 Company Search);
(f)	the results of a search made on 16 November 2010 (carried out by us or on our behalf) in respect of all public documents of CSI HK maintained at the Companies Registry of Hong Kong (the CSI HK 16 November 2010 Company Search);
(g)	the results of a search made on 16 November 2010 (carried out by us or on our behalf) in respect of all public documents of SIG Combibloc maintained at the Companies Registry of Hong Kong (the SIG Combibloc 16 November 2010 Company Search);
(h)	the results of a search made on 16 November 2010 (carried out by us or on our behalf) in respect of all public documents of EPL maintained at the Companies Registry of Hong Kong (the EPL 16 November 2010 Company Search);
(i)	the results of a search made on 1 February 2011 (carried out by us or on our behalf) in respect of all public documents of CSI HK maintained at the Companies Registry of Hong Kong (the CSI HK 1 February 2011 Company Search);
(j)	the results of a search made on 1 February 2011 (carried out by us or on our behalf) in respect of all public documents of SIG Combibloc maintained at the Companies Registry of Hong Kong (the SIG Combibloc 1 February 2011 Company Search);
(k)	the results of a search made on 1 February 2011 (carried out by us or on our behalf) in respect of all public documents of EPL maintained at the Companies Registry of Hong Kong (the EPL 1 February 2011 Company Search);
(l)	the results of a search made on 8 September 2011 (carried out by us or on our behalf) in respect of all public documents of CSI HK maintained at the

Companies Registry of Hong Kong (the CSI HK 8 September 2011 Company Search);
(m)	the results of a search made on 8 September 2011 (carried out by us or on our behalf) in respect of all public documents of SIG Combibloc maintained at the Companies Registry of Hong Kong (the SIG Combibloc HK 8 September 2011 Company Search);
(n)	the results of a search made on 8 September 2011 (carried out by us or on our behalf) in respect of all public documents of EPL maintained at the Companies Registry of Hong Kong (the EPL 8 September 2011 Company Search and, together with the CSI HK 25 February 2010 Company Search, the SIG Combibloc 25 February 2010 Company Search, the EPL 4 May 2010 Company Search, the CSI HK 4 May 2010 Company Search, the SIG Combibloc 4 May 2010 Company Search, the CSI HK 16 November 2010 Company Search, the SIG Combibloc 16 November 2010 Company Search, the EPL 16 November 2010 Company Search, the CSI HK 1 February 2011 Company Search, the SIG Combibloc 1 February 2011 Company Search, the EPL 1 February 2011 Company Search, the CSI HK 8 September 2011 Company Search, the SIG Combibloc 8 September 2011 Company Search and the EPL 8 September 2011 Company Search, the Original Company Searches);
(o)	the results of a search made on 25 February 2010 (carried out by us or on our behalf) in respect of all public documents of CSI HK maintained at the Official Receiver’s Office in Hong Kong (the CSI HK 25 February 2010 Official Receiver Search);
(p)	the results of a search made on 25 February 2010 (carried out by us or on our behalf) in respect of all public documents of SIG Combibloc maintained at the Official Receiver’s Office in Hong Kong (the SIG Combibloc 25 February 2010 Official Receiver Search);
(q)	the results of a search made on 4 May 2010 (carried out by us or on our behalf) in respect of all public documents of EPL maintained at the Official Receiver’s Office in Hong Kong (the EPL 4 May 2010 Official Receiver Search);
(r)	the results of a search made on 4 May 2010 (carried out by us or on our behalf) in respect of all public documents of CSI HK maintained at the Official Receiver’s Office in Hong Kong (the CSI HK 4 May 2010 Official Receiver Search);
(s)	the results of a search made on 4 May 2010 (carried out by us or on our behalf) in respect of all public documents of SIG Combibloc maintained at the Official Receiver’s Office in Hong Kong (the SIG Combibloc 4 May 2010 Official Receiver Search);
(t)	the results of a search made on 16 November 2010 (carried out by us or on our behalf) in respect of all public documents of CSI HK maintained at the

Official Receiver’s Office in Hong Kong (the CSI HK 16 November 2010 Official Receiver Search);
(u)	the results of a search made on 16 November 2010 (carried out by us or on our behalf) in respect of all public documents of SIG Combibloc maintained at the Official Receiver’s Office in Hong Kong (the SIG Combibloc 16 November 2010 Official Receiver Search);
(v)	the results of a search made on 16 November 2010 (carried out by us or on our behalf) in respect of all public documents of EPL maintained at the Official Receiver’s Office in Hong Kong (the EPL 16 November 2010 Official Receiver Search);
(w)	the results of a search made on 1 February 2011 (carried out by us or on our behalf) in respect of all public documents of CSI HK maintained at the Official Receiver’s Office in Hong Kong (the CSI HK 1 February 2011 Official Receiver Search);
(x)	the results of a search made on 1 February 2011 (carried out by us or on our behalf) in respect of all public documents of SIG Combibloc maintained at the Official Receiver’s Office in Hong Kong (the SIG Combibloc 1 February 2011 Official Receiver Search); and
(y)	the results of a search made on 1 February 2011 (carried out by us or on our behalf) in respect of all public documents of EPL maintained at the Official Receiver’s Office in Hong Kong (the EPL 1 February 2011 Official Receiver Search);
(z)	the results of a search made on 8 September 2011 (carried out by us or on our behalf) in respect of all public documents of CSI HK maintained at the Official Receiver’s Office in Hong Kong (the CSI HK 8 September 2011 Official Receiver Search);
(aa)	the results of a search made on 8 September 2011 (carried out by us or on our behalf) in respect of all public documents of SIG Combibloc maintained at the Official Receiver’s Office in Hong Kong (the SIG Combibloc 8 September 2011 Official Receiver Search); and
(bb)	the results of a search made on 8 September 2011 (carried out by us or on our behalf) in respect of all public documents of EPL maintained at the Official Receiver’s Office in Hong Kong (the EPL 8 September 2011 Official Receiver Search and, together with the CSI HK 25 February 2010 Official Receiver Search, the SIG Combibloc 25 February 2010 Official Receiver Search, the EPL 4 May 2010 Official Receiver Search, the CSI HK 4 May 2010 Official Receiver Search, the SIG Combibloc 4 May 2010 Official Receiver Search, the CSI HK 16 November 2010 Official Receiver Search, the SIG Combibloc 16 November 2010 Official Receiver Search, the EPL 16 November 2010 Official Receiver Search, the CSI HK 1 February 2011 Official Receiver Search, the SIG Combibloc 1 February 2011 Official Receiver Search, the EPL 1 February 2011 Official Receiver Search, the CSI

HK 8 September 2011 Official Receiver Search, the SIG Combibloc 8 September 2011 Official Receiver Search and the EPL 8 September 2011 Official Receiver Search, the Original Official Receiver Searches and, together with the Original Company Searches, the Company Searches and the Official Receiver Searches, the Searches).

SCHEDULE 5
ADDRESSEES
Reynolds Group Holdings Limited
Level Nine
148 Quay Street
Auckland 1140 New Zealand
Reynolds Group Issuer Inc.
c/o National Registered Agents, Inc.
160 Greentree Drive, Suite 101,
Dover, Delaware 19904
Reynolds Group Issuer LLC
c/o National Registered Agents, Inc.
160 Greentree Drive, Suite 101,
Dover, Delaware 19904
Reynolds Group Issuer (Luxembourg) S.A.
6C Rue Gabriel Lippmann,
L-5365 Munsbach, Grand Duchy of Luxembourg

SCHEDULE 6
POWERS OF ATTORNEY
(a)	A copy of a power of attorney made by CSI HK on 15 February 2010 appointing Graeme Richard Hart, Bryce McCheyne Murray, Helen Dorothy Golding, Allen Philip Hugli, Gregory Alan Cole, Mark Dunkley, Elizabeth Davies, Cindi Lefari, Philip John Presnell West and Thomas James Degnan as attorneys for CSI HK;
(b)	a copy of a power of attorney made by SIG Combibloc on 22 February 2010 appointing Graeme Richard Hart, Bryce McCheyne Murray, Helen Dorothy Golding, Allen Philip Hugli, Gregory Alan Cole, Mark Dunkley, Elizabeth Davies, Cindi Lefari, Philip John Presnell West and Thomas James Degnan as attorneys for SIG Combibloc;
(c)	a copy of a power of attorney made by EPL on 27 April 2010 appointing each of Graeme Richard Hart, Bryce McCheyne Murray, Helen Dorothy Golding, Allen Philip Hugli, Gregory Alan Cole, Mark Dunkley, Cindi Lefari, Philip John Presnell West, Thomas James Degnan, Robert Bailey, Malcolm Bundey, Ricardo Felipe Alvergue, Stephen David Pardy, Prudence Louise Wyllie and Chiara Francesca Brophy as attorneys for EPL;
(d)	a copy of a power of attorney made by CSI HK on 27 April 2010 appointing each of Graeme Richard Hart, Bryce McCheyne Murray, Helen Dorothy Golding, Allen Philip Hugli, Gregory Alan Cole, Mark Dunkley, Cindi Lefari, Philip John Presnell West, Thomas James Degnan, Robert Bailey, Malcolm Bundey, Ricardo Felipe Alvergue, Stephen David Pardy, Prudence Louise Wyllie, and Chiara Francesca Brophy as attorneys for CSI HK;
(e)	a copy of a power of attorney made by SIG Combibloc on 23 April 2010 appointing each of Graeme Richard Hart, Bryce McCheyne Murray, Helen Dorothy Golding, Allen Philip Hugli, Gregory Alan Cole, Mark Dunkley, Cindi Lefari, Philip John Presnell West, Thomas James Degnan, Robert Bailey, Malcolm Bundey, Ricardo Felipe Alvergue, Stephen David Pardy, Prudence Louise Wyllie, and Chiara Francesca Brophy as attorneys for SIG Combibloc;
(f)	a copy of a power of attorney made by CSI HK on 23 September 2010 appointing each of Graeme Richard Hart, Bryce McCheyne Murray, Helen Dorothy Golding, Allen Philip Hugli, Gregory Alan Cole, Mark Dunkley, Cindi Lefari, Philip John Presnell West, Thomas James Degnan, Robert Bailey, Stephen David Pardy, Prudence Louise Wyllie, Chiara Francesca Brophy as attorneys for CSI HK;
(g)	a copy of a power of attorney made by CSI HK on 6 October 2010 appointing each of Graeme Richard Hart, Bryce McCheyne Murray, Helen Dorothy Golding, Allen Philip Hugli, Gregory Alan Cole, Mark Dunkley, Cindi Lefari, Philip John Presnell West, Thomas James Degnan, Robert Bailey, Stephen

David Pardy, Prudence Louise Wyllie, Chiara Francesca Brophy as attorneys for CSI HK;
(h)	a copy of a power of attorney made by SIG Combibloc on 24 September 2010 appointing Graeme Richard Hart, Bryce McCheyne Murray, Helen Dorothy Golding, Allen Philip Hugli, Gregory Alan Cole, Mark Dunkley, Cindi Lefari, Philip John Presnell West, Thomas James Degnan, Robert Bailey, Stephen David Pardy, Prudence Louise Wyllie, Chiara Francesca Brophy and Karen Michelle Mower, each as attorneys for SIG Combibloc;
(i)	a copy of a power of attorney made by SIG Combibloc on 8 October appointing Graeme Richard Hart, Bryce McCheyne Murray, Helen Dorothy Golding, Allen Philip Hugli, Gregory Alan Cole, Mark Dunkley, Cindi Lefari, Philip John Presnell West, Thomas James Degnan, Robert Bailey, Stephen David Pardy, Prudence Louise Wyllie, Chiara Francesca Brophy and Karen Michelle Mower, each as attorneys for SIG Combibloc;
(j)	a copy of a power of attorney made by EPL on 24 September 2010 appointing Graeme Richard Hart, Bryce McCheyne Murray, Helen Dorothy Golding, Allen Philip Hugli, Gregory Alan Cole, Mark Dunkley, Cindi Lefari, Philip John Presnell West, Thomas James Degnan, Robert Bailey, Stephen David Pardy, Prudence Louise Wyllie, Chiara Francesca Brophy and Karen Michelle Mower, each as attorneys for EPL;
(k)	a copy of a power of attorney made by EPL on 11 October 2010 appointing Graeme Richard Hart, Bryce McCheyne Murray, Helen Dorothy Golding, Allen Philip Hugli, Gregory Alan Cole, Mark Dunkley, Cindi Lefari, Philip John Presnell West, Thomas James Degnan, Robert Bailey, Stephen David Pardy, Prudence Louise Wyllie, Chiara Francesca Brophy and Karen Michelle Mower, each as attorneys for EPL;
(l)	a copy of a power of attorney made by CSI HK on 20 January 2011 appointing each of Graeme Richard Hart, Bryce McCheyne Murray, Helen Dorothy Golding, Allen Philip Hugli, Gregory Alan Cole, Mark Dunkley, Cindi Lefari, Philip John Presnell West, Thomas James Degnan, Robert Bailey, Stephen David Pardy, Prudence Louise Wyllie, Chiara Francesca Brophy and Karen Michelle Mower as attorneys for CSI HK;
(m)	a copy of a power of attorney made by SIG Combibloc on 28 January 2011 appointing each of Graeme Richard Hart, Bryce McCheyne Murray, Helen Dorothy Golding, Allen Philip Hugli, Gregory Alan Cole, Mark Dunkley, Cindi Lefari, Philip John Presnell West, Thomas James Degnan, Robert Bailey, Stephen David Pardy, Prudence Louise Wyllie, Chiara Francesca Brophy and Karen Michelle Mower as attorneys for SIG Combibloc; and
(n)	a copy of a power of attorney made by EPL on 26 January 2011 appointing each of Graeme Richard Hart, Bryce McCheyne Murray, Helen Dorothy Golding, Allen Philip Hugli, Gregory Alan Cole, Mark Dunkley, Cindi Lefari, Philip John Presnell West, Thomas James Degnan, Robert Bailey, Stephen

David Pardy, Prudence Louise Wyllie, Chiara Francesca Brophy and Karen Michelle Mower as attorneys for EPL;
(g)	a copy of a power of attorney made by CSI HK on 19 July 2011 appointing Graeme Richard Hart, Bryce McCheyne Murray, Helen Dorothy Golding, Allen Philip Hugli, Gregory Alan Cole, Mark Dunkley, Cindi Lefari, Philip John Presnell West, Thomas James Degnan, Robert Bailey, Stephen David Pardy, Prudence Louise Wyllie, Chiara Francesca Brophy, Karen Michelle Mower and Jennie Blizard, each as attorneys for CSI HK;
(h)	a copy of a power of attorney made by SIG Combibloc on 22 July 2011 appointing Graeme Richard Hart, Bryce McCheyne Murray, Helen Dorothy Golding, Allen Philip Hugli, Gregory Alan Cole, Mark Dunkley, Cindi Lefari, Philip John Presnell West, Thomas James Degnan, Robert Bailey, Stephen David Pardy, Prudence Louise Wyllie, Chiara Francesca Brophy, Karen Michelle Mower and Jennie Blizard, each as attorneys for SIG Combibloc; and
(o)	a copy of a power of attorney made by EPL on 19 July 2011 appointing Graeme Richard Hart, Bryce McCheyne Murray, Helen Dorothy Golding, Allen Philip Hugli, Gregory Alan Cole, Mark Dunkley, Cindi Lefari, Philip John Presnell West, Thomas James Degnan, Robert Bailey, Stephen David Pardy, Prudence Louise Wyllie, Chiara Francesca Brophy, Karen Michelle Mower and Jennie Blizard, each as attorneys for EPL, together, the Powers of Attorney and each a Power of Attorney.